UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2017

LIME ENERGY CO.

(Exact name of registrant as specified in charter)

DELAWARE	001-16265	36-4197337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Gateway Center, 4th Floor, 100 Mulberry Street, Newark, NJ 07102

(Address of principal executive offices)

(201) 416-2575
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders

A special meeting of stockholders of Lime Energy Co. (the “Company”) was held on January 31, 2017 (the “Special Meeting”). At the Special Meeting, the holders of the Company’s Common Stock and the holders of the Company’s Series C Preferred Stock voted on proposed amendments to the Company’s Certificate of Incorporation intended to enable the Company to reduce the number of record holders of the Common Stock, so as to allow the Company to terminate registration of the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Terminating such registration will allow the Company to suspend its reporting obligations under the Exchange Act and thereby eliminate the significant tangible and intangible costs of being a reporting company under the Exchange Act. The results of the voting on the four proposals submitted to stockholders were as follows:

1.              Approval of Reverse Stock Split (Option 1). To authorize the amendment of the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding shares of Common Stock at a ratio of 1-for-300.

	For	Against	Abstain	Broker Non-Votes
Common Stock	5,121,632	21,582	2,262	—
Series C Preferred Stock	4,166,666	0	0	—

2.              Approval of Reverse Stock Split (Option 2). To authorize the amendment of the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding shares of Common Stock at a ratio of 1-for-500:

	For	Against	Abstain	Broker Non-Votes
Common Stock	4,862,471	193,306	89,699	—
Series C Preferred Stock	4,166,666	0	0	—

3.              Approval of Reverse Stock Split (Option 3). To authorize the amendment of the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding shares of Common Stock at a ratio of 1-for-1,000:

	For	Against	Abstain	Broker Non-Votes
Common Stock	4,865,480	190,296	89,700	—
Series C Preferred Stock	4,166,666	0	0	—

4.              Approval of Forward Stock Split. To authorize the amendment of the Company’s Certificate of Incorporation to effect a forward stock split of the Company’s outstanding shares of Common Stock at a ratio of 300-for-1 (only if Option 1 is implemented), 500-for-1 (only if Option 2 is implemented), or 1,000-for-1 (only if Option 3 is implemented):

	For	Against	Abstain	Broker Non-Votes
Common Stock	5,037,971	17,204	90,301	—
Series C Preferred Stock	4,166,666	0	0	—

Immediately following the Special Meeting, the Board of Directors of the Company met and determined to implement a reverse stock split of the Company’s outstanding shares of Common Stock at a ratio of 1-for-300 (the “Reverse Stock Split”), immediately followed by a forward stock split of the Company’s outstanding shares of Common Stock at a ratio of 300-for-1 (the “Forward Stock Split”), and authorized the filing of the proposed amendments to the Company’s Certificate of Incorporation with the Secretary of State of Delaware to effect the Reverse Stock Split and the Forward Stock Split. Each stockholder of record owning fewer than 300 shares of Common Stock immediately prior to the effective time of the Reverse Stock Split (6:00 p.m. on February 10, 2017) will receive a cash payment equal to the greater of (A) $2.49 and (B) the average closing market price over the 10-day period ending on

February 10, 2017 (subject to any applicable U.S. federal, state and local withholding tax), without interest, per pre-split share. Each stockholder of record owning at least 300 shares of Common Stock immediately prior to the effective time of the Reverse Stock Split will continue to hold the same number of shares of Common Stock after completion of the Reverse Stock Split and the Forward Stock Split.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO.

Date: January 31, 2017	By:	/s/ Bruce D. Torkelson
Bruce D. Torkelson
Chief Financial Officer & Treasurer